WPS                                                                      PEOPLES
                                                                          ENERGY


News Release

       WPS RESOURCES CORPORATION AND PEOPLES ENERGY CORPORATION TO COMBINE
          TO CREATE A DIVERSIFIED ENERGY COMPANY SERVING THE MIDWEST,
                           NORTHEAST U.S., AND CANADA

     o The combined company will have approximately $9.2 billion in assets

        o The combined company's regulated operations will comprise four natural gas utilities, one electric utility, and one
                 integrated electric and natural gas utility in
                  Wisconsin, Illinois, Michigan, and Minnesota

    o Transaction combines WPS Resources and Peoples Energy's complementary, non-regulated energy marketing businesses to create a stronger and more competitive business

       o Dividend paid by the combined company will provide a 16.8 percent increase to current WPS Resources shareholders and will
                effectively maintain Peoples Energy shareholders'
                             dividend income stream

Green Bay, WI, and Chicago, July 10, 2006 -- WPS Resources Corporation (NYSE:
WPS) and Peoples Energy Corporation (NYSE: PGL) announced they have signed a definitive merger agreement that will create a leading, diversified energy company with regulated utilities serving four Midwest states and non-regulated businesses serving customers in the Northeast U.S. and Canada.

Under the definitive merger agreement, which was unanimously approved by both companies' boards of directors, each common share of Peoples Energy outstanding immediately prior to the merger will be converted into 0.825 shares of WPS Resources' common stock. As of Wednesday, July 5, 2006, closing prices (prior to the publication of an article in The Wall Street Journal), this would result in an approximate value of $41.39 per share for Peoples Energy stock. This represents a premium to Peoples Energy's shareholders of approximately 14.2 percent, based on the 20 trading day average closing prices for Peoples Energy ending July 5, 2006, and approximately 15.0 percent, based on the closing price for Peoples Energy on July 5, 2006.

Upon consummation of the merger, WPS Resources' shareholders will own approximately 57.6 percent of the combined company, and Peoples Energy shareholders will own approximately 42.4 percent. After closing, it is intended that the dividend of the combined company will be $0.66 per quarter.

The combined company will be led by Larry L. Weyers, 61, chairman, president, and CEO of WPS Resources, who will serve as its president and CEO. James R. Boris, 61, the current lead director for Peoples Energy, will serve as non-executive chairman of the board. Thomas M. Patrick, 60,


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chairman, president and CEO of Peoples Energy, announced his intention to retire earlier this year. The combined company's board will have 16 members, nine selected by WPS Resources and seven by Peoples Energy.

The combined holding company headquarters will be located in Chicago, and a new name for the combined company will be jointly selected by management from both companies. Each of the regulated utility businesses of the combined company will maintain its current name and headquarters. The non-regulated energy marketing businesses of the combined company will be headquartered in Green Bay, Wis.

"This combination creates a diversified regulated utility business that will be better positioned to compete in a consolidating industry in which size and scale matter. Our regulated businesses have good operational fit and will benefit from our constructive regulatory approach and greater market and regulatory diversity when they are combined," Weyers said.

"The combination will benefit the customers, employees and shareholders of both companies," Patrick said. "Both companies have outstanding utility franchises at the core and our complementary, non-regulated businesses that provide additional growth opportunities. In addition, we have a shared commitment to a lower-risk operating approach, financial strength, fiscal discipline, and a strong dividend."

The strategic focus for the combined company will be its core regulated electric and natural gas operations, which will serve about 1.6 million natural gas customers and 477,000 electric customers. When considered with WPS Resources' investment in American Transmission Company, a significant portion of the combined company's operations will continue to be regulated. This business profile should help ensure that the combined company maintains strong credit ratings, which is a key financial and strategic objective.

The combined company will also comprise the complementary energy marketing businesses of WPS Resources and Peoples Energy.

Weyers added, "By combining our non-regulated energy marketing businesses, we will create a stronger, more competitive, and better balanced growth platform. In addition, through sharing best practices and eliminating redundancies, we expect to generate operating improvements and capture efficiencies that will use our employees' creativity and benefit the combined company's shareholders."

The transaction is subject to receipt of all necessary regulatory and shareholder approvals. The companies will be requesting expedited regulatory approval, and if granted, the transaction is expected to be completed by the end of the first calendar quarter of 2007.

"We believe the merger will be financially attractive for both companies' shareholders. We expect the transaction to be earnings accretive to shareholders in calendar year 2008, excluding residual transition costs, once the companies have been integrated and regulatory plans have been executed. We already have $80 million in identified potential annual synergies, about $72 million in our regulated businesses and another $8 million in our non-regulated businesses. These synergies will be achieved over time and it is expected that the one-time costs to obtain these synergies will be approximately $200 million. In addition, the combined company will maintain its commitment to


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a strong  balance  sheet and credit  ratings.  It will also have a larger equity market capitalization with increased liquidity, financial flexibility, and ready access to capital markets," Weyers said.

After closing, it is intended that the dividend of the combined company will be $0.66 per quarter. This expected combined company dividend will represent a 16.8 percent increase to the current quarterly dividend rate for WPS Resources' current shareholders, and after taking into account the exchange ratio, effectively continuing the dividend at the current level for Peoples Energy's shareholders.

Stronger and Better-Diversified Regulated Businesses
----------------------------------------------------

"Regulated natural gas and electric utility operations will provide a majority of the earnings of the combined company. These regulated businesses in contiguous states will create market and regulatory diversity," Weyers said.

The combined company will have substantial capital investment opportunities in its regulated operations. WPS Resources' Weston 4 low sulfur coal-fired base-load generation facility in Wisconsin is less than two years away from planned commercial operation. In Illinois, the combined company is prepared to accelerate Peoples Energy's infrastructure modernization capital expenditures in the City of Chicago. The combined company also has significant investment opportunities through WPS Resources' current 33 percent interest in the regulated American Transmission Company.

The companies have identified approximately $72 million in potential annual synergies across the spread of the combined company's regulated businesses through the efficiencies achieved by eliminating redundant and overlapping functions and systems, and may achieve additional benefits through sharing best practices.

Expansion Opportunities for Non-Regulated Energy Marketing Businesses
---------------------------------------------------------------------

WPS Resources and Peoples Energy's complementary, non-regulated wholesale and retail energy marketing businesses share a strong customer service focus and will be combined to create a larger and geographically diverse business. The combined business will leverage the expertise, reputation, and assets of both companies. It will be well-positioned to compete when Illinois' electric market opens in 2007 and to expand WPS Resources' presence in the Northeast quadrant of the U.S., adjacent portions of Canada, and Texas. In addition to asset and market synergies, potential cost synergies of approximately $8 million per year have been identified in the combined energy marketing business.

In addition to their energy marketing businesses, WPS Resources owns various unregulated power plants and Peoples Energy has a substantial oil and natural gas production business that has been a significant source of earnings growth for that company. Recently, WPS Resources has announced the divestiture of the Sunbury power generation facility and its interest in the Guardian pipeline, and Peoples Energy has announced the planned sale of its power generation interests. The combined company will continue the implementation of both companies' rigorous asset management strategy.

Prior to closing, a transition team consisting of members from both WPS Resources and Peoples Energy will carefully evaluate strategic options for the combined board to consider regarding these


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businesses to maximize  shareholder  value and maintain a strong credit  profile for the combined company.

Combination Benefits Employees and Public Stakeholders
------------------------------------------------------

The combined company combines WPS Resources, which was named Fortune's "Most Admired Company" in the energy industry and Forbes' "Best Managed Utility Company in America" earlier this year, and Peoples Energy, which has a 150-year tradition of reliable customer service.

"The combined company will emphasize strong employee relations," Weyers said, pointing out that the larger company will offer more opportunity for employees across different industry segments in a broader service area. "Union agreements will be honored, and the combined company will be committed to working closely with its employees to grow the company."

"While we certainly anticipate gaining efficiencies will lead to some reductions in staff, in the past we've been able to accomplish that largely by normal attrition," Weyers added. "We expect to emphasize that same approach in this combination."

Weyers and Patrick affirmed that the combined company will continue each company's strong civic, community, and philanthropic presence in its respective markets.

Approvals and Timing
--------------------

The combination is conditioned upon approval by the shareholders of both companies, expiration or early termination of the applicable Hart-Scott-Rodino waiting period, and the approval of various state and federal regulatory authorities, including Federal Energy Regulatory Commission and Illinois Commerce Commission. WPS Resources will also seek Public Service Commission of Wisconsin approval of an amendment to its affiliated interest agreement, and WPS Resources and Peoples Energy will seek a license change with the Federal Communications Commission. The merger agreement contains other customary closing conditions. The companies currently intend to seek shareholder approval in the fourth calendar quarter of 2006.

Advisors
--------

JP Morgan Securities Inc. is serving as exclusive financial advisor to WPS Resources and Morgan Stanley is serving as exclusive financial advisor to Peoples Energy. Cravath, Swaine & Moore LLP and Foley & Lardner LLP served as counsel to WPS Resources and LeBoeuf, Lamb, Greene & MacRae LLP is serving as transaction counsel to Peoples Energy.

Conference Call
---------------

WPS Resources and Peoples Energy will hold a conference call to discuss this announcement on Monday, July 10, 2006, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To listen to the call, please dial 888-690-9634, 15 minutes before the start time; the pass code for the call is "WPS PGL." A presentation will accompany the discussion and is available on both companies' websites at www.wpsr.com and www.peoplesenergy.com. A replay of the call can also be accessed by dialing 800-677-0363, pass code "WPS PGL." The telephone replay will be available through July 24, 2006.


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To listen to the call via web cast or to replay it, visit the "Investor
Information" section of the WPS Resources Web site at www.wpsr.com or the "Investor" section of the Peoples Energy Web site at www.peoplesenergy.com and the live webcast icon on the Corporate Overview page. The conference code for the web cast is 9385883 and the pass code is "WPS PGL." The webcast replay will be available through August 9, 2006.

Press Conference
----------------

WPS Resources and Peoples Energy will hold a press conference regarding this announcement on Monday, July 10, 2006, at 10:30 a.m. Central Time (11:30 a.m. Eastern Time) at the Hyatt Regency Chicago at 151 East Wacker Drive, Chicago. To listen to the audio of the press conference, please dial 800-579-2560, 15 minutes before the start time.

About WPS Resources Corporation
-------------------------------

WPS Resources (NYSE: WPS), based in Green Bay, Wisconsin, is a holding company with five major subsidiaries providing electric and natural gas energy and related services in both regulated and non-regulated energy markets. Its largest subsidiary is Wisconsin Public Service Corporation, a regulated electric and natural gas utility serving northeastern Wisconsin and a portion of Michigan's Upper Peninsula. Wisconsin Public Service serves more than 425,000 electric customers and 308,000 natural gas customers. Another subsidiary, Upper Peninsula Power Company, is a regulated electric utility that serves approximately 52,000 electric customers in Michigan's Upper Peninsula. Michigan Gas Utilities Corporation is a regulated natural gas utility serving 161,000 customers in lower Michigan. Minnesota Energy Services Corporation is a regulated natural gas utility serving more than 200,000 customers throughout Minnesota.

WPS Resources' major non-regulated subsidiary consists of WPS Energy Services, Inc., a diversified non-regulated energy supply and services company serving commercial, industrial and wholesale customers and aggregated groups of residential customers. Its principal market is the northeast quadrant of the United States and adjacent portions of Canada. Its principal operations are in Illinois, Maine, Michigan, Ohio, Texas, Virginia, and Wisconsin in the United States and Alberta, Ontario, and Quebec in Canada. WPS Energy Services also owns and/or operates non-regulated electric generation facilities in Wisconsin, Maine, Pennsylvania, New York, and New Brunswick, Canada; steam production facilities in Arkansas and Oregon; and a partial interest in a synthetic fuel processing facility in Kentucky.

Visit the WPS Resources Web site at www.wpsr.com for additional information.

About Peoples Energy
--------------------

Peoples Energy, (NYSE: PGL) a member of the S&P 500, is a diversified energy company consisting of four primary business segments: Gas Distribution, Oil and Gas Production, Energy Assets and Energy Marketing. Peoples Gas and North Shore Gas, regulated utilities, deliver natural gas to about one million customers in the City of Chicago and 54 communities in northeastern Illinois. The company's non-utility businesses include Peoples Energy Services (PESC) and Peoples Energy Production (PEP). PESC, launched in 1996, serves more than 25,000 customers. PESC provides a portfolio of products to manage energy needs of business, institutional and residential consumers in today's volatile and complex energy market. The company recently won approval to offer services in Michigan, Ohio and New York. PEP, founded


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in 1998, is primarily focused on acquiring proven,  onshore reserves with upside potential in a limited number of strategic supply basins. Value is then added through drilling programs, production enhancements and reservoir optimization. The company's acquisition and drilling efforts are primarily focused on natural gas. Visit our website at www.peoplesenergy.com.

Forward-Looking Statements
--------------------------

This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they do not relate strictly to historical or current facts and often include words such as "anticipate," "expect," "intend," "may," "could," "project," "believe" and other similar words. Forward-looking statements are beyond the ability of WPS Resources and Peoples Energy to control and, in many cases, neither WPS Resources nor Peoples Energy can predict what factors would cause actual results to differ materially from those indicated by forward-looking statements. Please see WPS Resources' and Peoples Energy's periodic reports filed with the Securities and Exchange Commission (including their 10-Ks and 10-Qs) for listings of certain factors that could cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements included in this press release are based upon information presently available, and neither WPS Resources nor Peoples Energy assume any obligation to update any forward-looking statements.

Contact Information:

For WPS Resources Corporation
-----------------------------
Joseph P. O'Leary (Investor Relations)
Senior Vice President and Chief Financial Officer
(920) 433-1463

Donna M. Sheedy (Investor Relations)
Manager Investor Relations
(920) 433-1857

Thomas P. Meinz (Media)
Executive Vice President - Public Affairs
(920) 433-1293

For Peoples Energy
------------------
Thomas Nardi (Investor Relations)
Executive Vice President and Chief Financial Officer
(312) 240-7152

Douglas Ruschau (Investor Relations)
Vice President, Finance and Treasurer
(312) 240-3818

Rod Sierra (Media)
Vice President, Communications and Government Relations
(312) 240-4567

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Additional Information

This communication is not a solicitation of a proxy from any security holder of WPS Resources Corporation or Peoples Energy Corporation. WPS Resources Corporation intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") in connection with the proposed transaction. The registration statement will include a joint proxy statement of WPS Resources Corporation and Peoples Energy Corporation that also constitutes a prospectus of WPS Resources Corporation, which will be sent to the shareholders of WPS Resources Corporation and Peoples Energy Corporation. Shareholders are urged to read the joint proxy statement/prospectus and any other relevant document when they become available, because they will contain important information about WPS Resources Corporation, Peoples Energy Corporation and the proposed transaction. A definitive proxy statement will be sent to shareholders of WPS Resources Corporation and Peoples Energy Corporation seeking approval of the proposed transaction. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC's website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from WPS Resources Corporation upon written request to WPS Resources Corporation, Attention: Barth
J. Wolf, Secretary and Manager - Legal Services, P.O. Box 19001, Green Bay, Wisconsin 54307-9001, or by calling (920) 433-1727, or from Peoples Energy Corporation, upon written request to Peoples Energy Corporation, Attention:
Secretary, 130 East Randolph Drive, 24th Floor, Chicago, Illinois 60601, or by calling (312) 240-4366.

Participants in the Proposed Transaction

WPS Resources Corporation, Peoples Energy Corporation and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of WPS Resources Corporation may be found in its 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on April 7, 2006. Information about the directors and executive officers of Peoples Energy Corporation may be found in its Amendment No. 1 to its 2005 Annual Report on Form 10-K filed with the SEC on December 14, 2005 and definitive proxy statement relating to its 2006 Annual Meeting of Shareholders filed with the SEC on January 1, 2006. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.